Exhibit 99.3

Form of Proxy for Holders of Penn Virginia Resource Partners, L.P. Common Units

Dear Unitholder:

Your vote is important and we encourage you to submit your proxy electronically via the internet or by telephone, both of which are available 24 hours a day, 7 days a week.

•	To submit your proxy electronically via the Internet, go to the website: and follow the prompts. You must use the control number printed in the box on the reverse side of this card.

•	To submit your proxy by telephone, you need to use a touch-tone telephone and use the control number printed in the box on the reverse side of this card.

Also, if you need technical assistance in voting, please call              toll free at x-xxx-xxx-xxxx (xxxx). Unitholders calling from outside the U.S. and Canada can call collect at x-xxx-xxx-xxxx.

Your vote is important. Thank you for voting.

Proxy card must be signed and dated on the reverse side.

THE BOARD OF DIRECTORS OF THE GENERAL PARTNER OF PENN VIRGINIA RESOURCE PARTNERS, L.P. RECOMMENDS A VOTE IN FAVOR OF THE PROPOSALS

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF

PENN VIRGINIA RESOURCE GP, LLC

PROXY

PENN VIRGINIA RESOURCE PARTNERS, L.P.

FIVE RADNOR CORPORATE CENTER, SUITE 500

100 MATSONFORD ROAD

RADNOR, PENNSYLVANIA 19087

The undersigned unitholder(s) of Penn Virginia Resource Partners, L.P. (the “Partnership”), having duly received the Notice of Special Meeting of the Partnership and Joint Proxy Statement/Prospectus dated                     , 2010, hereby appoint(s)              and              each or any of them, with full power of substitution and revocation, as proxies to represent the undersigned and to vote, as designated, and otherwise act in such proxyholder’s sole discretion as to any other matter properly raised in respect of all common units of the Partnership, which the undersigned may be entitled to vote at the Special Meeting of Unitholders of the Partnership to be held on                     , 2010, at              local time at                                              , and at any and all adjournments or postponements thereof, with all the rights and powers the undersigned would possess if personally present. Proxies are instructed to vote as specified on the reverse side or in such proxyholder’s sole discretion as to any other matter that may properly come before the Special Meeting.

THIS PROXY IS CONTINUED ON THE OTHER SIDE

PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.

PENN VIRGINIA RESOURCE PARTNERS, L.P. FIVE RADNOR CORPORATE CENTER, SUITE 500 100 MATSONFORD ROAD RADNOR, PENNSYLVANIA 19087

SUBMIT YOUR PROXY BY INTERNET –

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions on your screen to obtain your records and to create an electronic voting instruction form. You will incur only your normal internet charges.

SUBMIT YOUR PROXY BY TELEPHONE – X-XXX-XXX-XXXX

Use any touch-tone telephone to transmit your voting instructions toll-free up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the prerecorded instructions.

SUBMIT YOUR PROXY BY MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope to             . Your proxy card must be received by the day before the meeting date to be counted in the final tabulation.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS OF THE GENERAL PARTNER OF PENN VIRGINIA RESOURCE PARTNERS, L.P. RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 3	For	Against	Abstain

1. To consider and vote upon the approval and adoption of (a) the Agreement and Plan of Merger (the “merger agreement”) by and among Penn Virginia Resource Partners, L.P. (the “Partnership”), Penn Virginia Resource GP, LLC, the general partner of the Partnership, PVR Radnor, LLC (“MergerCo”), Penn Virginia GP Holdings, L.P. (“Holdings”) and PVG GP, LLC, the general partner of Holdings (“Holdings GP”), dated as of September 21, 2010, as such agreement may be amended from time to time, pursuant to which (i) Holdings and Holdings GP will merge with and into MergerCo and MergerCo will survive as a subsidiary of the Partnership (the “merger”) with the Partnership as MergerCo’s sole member and MergerCo as the sole economic member of the Partnership GP and (ii) all common units of Holdings will be converted into the right to receive common units of the Partnership, (b) the merger and (c) the transactions contemplated thereby.	☐	☐	☐

2. To consider and vote upon the approval and adoption of the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership.	☐	☐	☐

3. To consider and vote upon any proposal that may be presented to adjourn the Partnership special meeting to a later date, if necessary, to solicit additional proxies in the event that there are insufficient votes in favor of any of the foregoing proposals.	☐	☐	☐

This Proxy is revocable and, when properly executed, will be voted in the manner directed herein by the undersigned unitholder. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion. If no direction is made, this Proxy will be voted FOR all of the above items and in the discretion of the person named in this proxy for all other matters that properly come before the meeting.

Please sign exactly as your name appears hereon. Jointly owned units will be voted as directed if one owner signs unless another owner instructs the contrary, in which case the units will not be voted. If signing in a representative capacity, please indicate title and authority.

Signature PLEASE SIGN WITHIN BOX	Date

Signature (Joint Owners)	Date